UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2006

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 Cherry St. Suite 3200 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (817) 698-0900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

As described by Cano Petroleum, Inc. (“Cano”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 30, 2006 and its Amendment to Current Report on Form 8-K/A filed with the Commission on August 31, 2006, on August 25, 2006, Cano entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with 32 institutional investors (the “Investors”) pursuant to which the Investors agreed to purchase an aggregate of  49,116 shares of Series D Convertible Preferred Stock (the “Preferred Shares”) at a price of $1,000 per share and 6,584,247 shares of Cano common stock (the “Common Shares”) at a price of $4.83 per share, reflecting the three day average closing price of Cano’s common stock prior to August 25, 2006 and including a $0.04 warrant value component with accompanying warrants (the “Warrants”) exercisable into 1,646,062 shares of common stock at an exercise price of $4.79 per share with the right to exercise beginning on March 5, 2007 and ending on March 6, 2008.  On September 6, 2006, Cano completed the transactions and entered into 18 warrant agreements (the “Warrant Agreements”) setting forth the terms of the Warrants exercisable into an aggregate of 1,642,062 shares of common stock.  The specific Investors and the number of shares of common stock each such Investor has the right to obtain upon exercise of such Investor’s Warrants is set forth in the Schedule of Buyers included in the Securities Purchase Agreement which was filed as Exhibit 10.1 to the Amendment to Current Report on Form 8-K/A filed with the Commission on August 31, 2006 and incorporated herein.

Certain Investors and affiliates of certain Investors who received Warrants have previously purchased equity from Cano in private placements.

The Form of Warrant Agreement is filed herewith as Exhibit 10.1 and is incorporated herein.

The Preferred Shares, Common Shares and Warrants sold by Cano to the Investors are not registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements.  This notice shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Item 1.02                Termination of a Material Definitive Agreement

In connection with the closing of the transactions set forth in the Securities Purchase Agreement, on September 6, 2006, Cano paid all amounts owed (approximately $15.2 million) under the Subordinated Credit Agreement dated as of November 29, 2005, among Cano, the lenders party thereto from time to time, Energy Components SPC EEP Energy Exploration and Production Segregated Portfolio, as administrative agent, and UnionBanCal Equities, Inc. (the “Subordinated Credit Agreement”) and has retired such agreement.  In connection with the termination, Cano paid a 1% prepayment fee of $150,000.

Item 2.03                                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

In a Current Report on Form 8-K filed with the Commission on September 7, 2006, Cano reported that it had filed a Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (the “Certificate of Designations”).  Pursuant to the terms of the Certificate of Designations, dividends are paid on the Preferred Shares (with a $1,000 stated value) at the rate of 7.875% per year quarterly in cash or in Cano common stock as an adjustment to the number of shares of Cano common stock issuable upon conversion.  On September 6, 2006, all 49,116 of the authorized Preferred Shares were issued to certain Investors.  Holders of 22,045 Preferred Shares have elected to receive their dividends in cash and holders of 27,071 Preferred Shares have elected to received their dividends in Cano common stock as an adjustment to the number of shares of Cano common stock issuable upon conversion.

Item 3.02                Unregistered Sales of Equity Securities

As described by Cano in its Current Report on Form 8-K filed with the Commission on August 30, 2006 and its Amendment to Current Report on Form 8-K/A filed with the Commission on August 31, 2006, on August 25, 2006, Cano entered into the Securities Purchase Agreement with the 32 Investors.  On September 6, 2006, Cano closed the transactions pursuant to the Securities Purchase Agreement and issued 49,116 Preferred Shares at a purchase price of $1,000 per share and 6,584,247 Common Shares with accompanying Warrants exercisable into 1,646,062 shares of common stock.  The purchase price for the Common Shares and the accompanying Warrants was $4.83 per share and accompanying Warrant.  The Preferred Shares are convertible into common stock at an initial conversion price of $5.75 per share and the Warrants are exercisable into common stock at an exercise price of $4.79 per share beginning on March 5, 2007 and ending on March 6, 2008.  The exact number of Preferred Shares, Common Shares and/or Warrants purchased by each Investor is set forth in the Schedule of Buyers included in the Securities Purchase Agreement which was filed on the Amendment to Current Report on Form 8-K/A filed with the Commission on August 31, 2006 as Exhibit 10.1 and incorporated herein.  The aggregate gross proceeds were $80,917,913.

The offer and sale of Preferred Shares, Common Shares and Warrants were made pursuant to Rule 506 promulgated pursuant to the Securities Act of 1933, as amended, since each of the Investors is an “accredited investor” as defined by Rule 501 promulgated pursuant to the Securities Act of 1933, as amended.

Item 3.03                Material Modification to Rights of Security Holders.

See Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant regarding the issuance of 49,116 Preferred Shares.  In the Current Report on Form 8-K filed on September 7, 2006, Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year “Certificate of Designations” sets forth the limitations on Cano’s common stock imposed by the Certificate of Designations.

Item 9.01.               Financial Statements and Exhibits.

             (d)               Exhibits

                                 10.1        Form of Warrant to Purchase Common Stock dated September 6, 2006 by Cano Petroleum, Inc.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: September 11, 2006
By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Warrant to Purchase Common Stock dated September 6, 2006 by Cano Petroleum, Inc.